EXHIBIT 99.1

Contact:
Frank V. McMahon Vice Chairman Chief Financial Officer (714) 800-4401	NEWS	FOR IMMEDIATE RELEASE

THE FIRST AMERICAN CORPORATION REPORTS

RESULTS FOR THE FIRST QUARTER 2006

SANTA ANA, Calif., April 26, 2006 – The First American Corporation (NYSE: FAF), America’s largest provider of business information, today announced results for the first quarter ended March 31, 2006:

	For the Three Months Ended March 31
	2006	2005
Total revenues	$2.0 billion	$1.7 billion
Income before income taxes and minority interests	$137.7 million	$153.7 million
Net income	$69.7 million	$79.2 million
Net income per diluted share	$.71	$.83

Summary of Operations

“Revenues for the first quarter of 2006 were strong. We are especially pleased with the revenue growth in our title insurance, specialty insurance, property information, and risk mitigation and business solutions segments, all of which had quarter-over-quarter operating increases of 17 percent or more, despite a lower level of mortgage origination activity,” stated Parker S. Kennedy, chairman and chief executive officer of The First American Corporation. “Approximately 51 percent of the company’s income before income taxes and minority interest was derived from businesses outside the title insurance arena, and our diversification into data businesses that are less interest rate sensitive is helping accelerate our company’s revenue growth.

“Though strong, earnings did not keep pace with the revenue growth for the quarter. Factors affecting results included an increase in the loss provision rate for the title insurance operations and continued investments in new business initiatives.

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First American Reports Results for the First Quarter 2006

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“In early April of 2006, we acquired TransContinental Title Company, which will complement our National Lenders Advantage Operation and increase First American’s overall presence in the lending market. Combined, these divisions will drive revenue growth by offering mortgage originators two highly effective channels for complete title and settlement services. We also formed a new division, the First American International Services Group, comprised of offshore resources dedicated to providing a wide selection of high-quality, cost-effective offshore services to the mortgage industry.”

2006 Outlook and Strategic Focus

Kennedy added: “We will continue our strategic plan of integrating and consolidating successful companies for profitable growth. We will continue to execute on our operational strategies such as developing analytics and technology solutions, centralization and offshore processing to enhance earnings and margins. We believe the prospects for First American in 2006 and in the years to come create significant upside potential for our company and shareholders.”

Teleconference/Webcast

First American’s first quarter results will be discussed in more detail on Wednesday, April 26, 2006, at 11 a.m. EDT, via teleconference. The dial-in number is (888) 955-3516 and the pass code is FIRST AMERICAN. The live audio webcast of the call and copies of the slide presentation will be available on First American’s Web site at www.firstam.com/investor. An audio replay of the conference call will be available through May 3, 2006, by dialing (203) 369-3256. An audio archive of the call will also be available for replay on First American’s Web site.

About First American

The First American Corporation (NYSE: FAF), a FORTUNE 500® company that traces its history to 1889, is America’s largest provider of business information. First American combines advanced analytics with its vast data resources to supply businesses and consumers with valuable information products to support the major economic events of people’s lives, such as getting a job, renting an apartment, buying a car or house, securing a mortgage and opening or buying a business. The First American Family of Companies, many of which command leading market share positions in their respective industries, operate within five primary business segments, including: Title Insurance and Services, Specialty Insurance, Mortgage Information, Property

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First American Reports Results for the First Quarter 2006

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Information, and Risk Mitigation and Business Solutions—a new segment that the company formed in 2005 by combining its Credit Information and Screening Information segments. With revenues of $8.1 billion in 2005, First American has approximately 2,100 offices throughout the United States and abroad. More information about the company and an archive of its press releases can be found at www.firstam.com.

Forward-Looking Statements

Certain statements made in this press release, including those relating to the acquisition of TransContinental Title Company, acquisition strategy and operational strategies, are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; limitations on access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses; consolidation among the company’s significant customers and competitors; the company’s continued ability to identify businesses to be acquired; changes in the company’s ability to integrate businesses which it acquires; and other factors described in Part I, Item 1A of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2005, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

(Additional Financial Data Follows)

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First American Reports Results for the First Quarter 2006

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Summary of Earnings

(in thousands, except per share amounts)

	For the Three Months Ended March 31
	2006	2005
Total revenues	$2,003,184	$1,704,484
Income before income taxes and minority interests	$137,725	$153,702
Income taxes	$49,400	$53,800
Minority interests	$18,630	$20,740
Net income	$69,695	$79,162
Net income per share:
Basic	$.73	$.86
Diluted	$.71	$.83
Weighted average shares outstanding:
Basic	95,860	91,574
Diluted	98,950	95,131

Summary Balance Sheet Information

(in thousands, except per share amounts)

	March 31	December 31
	2006	2005
Total stockholders’ equity	$3,050,475	$3,006,547
Book value per share	$31.84	$31.36

Summary Title Insurance Order Counts

From Direct Operations

	For the Three Months Ended March 31
	2006	2005
Title orders opened:
January	185,500	199,000
February	179,400	205,500
March	224,300	255,300

First quarter total	589,200	659,800

Title orders closed:
January	129,400	135,500
February	129,500	137,800
March	167,100	185,400

First quarter total	426,000	458,700

(Additional Financial Data Follows)

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First American Reports Results for the First Quarter 2006

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Selected Financial Data

(unaudited, in thousands)

	Three Months Ended March 31
	2006	2005
RESULTS OF OPERATIONS
Revenues
Operating revenues	$1,951,973	$1,663,558
Investment and other income	50,087	39,304
Gain on stock issued by subsidiary	1,160	347
Net realized investment gains	(36)	1,275

	2,003,184	1,704,484

Expenses
Salaries and other personnel costs	639,495	548,485
Premiums retained by agents	598,298	485,959
Other operating expenses	430,387	363,573
Provision for title losses and other claims	115,744	90,777
Depreciation and amortization	48,133	35,747
Premium taxes	17,459	13,530
Interest	15,943	12,711

	1,865,459	1,550,782

Income before income taxes and minority interests	$137,725	$153,702

OPERATING REVENUES
Financial Services
Title Insurance and Services:
Direct operations	$685,322	$612,017
Agency operations	740,379	599,467

	1,425,701	1,211,484
Specialty Insurance	74,573	60,509

	1,500,274	1,271,993

Information Technology
Mortgage Information	134,426	142,473
Property Information	134,901	114,793
Risk Mitigation and Business Solutions	193,721	138,190

	463,048	395,456

Eliminations	(11,349)	(3,891)

Total operating revenues	$1,951,973	$1,663,558

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS
Financial Services
Title Insurance and Services	$93,349	$91,256
Specialty Insurance	12,858	9,805

	106,207	101,061

Information Technology
Mortgage Information	30,200	30,619
Property Information	30,995	35,752
Risk Mitigation and Business Solutions	24,192	24,417

	85,387	90,788

Total before corporate expenses and minority interest	191,594	191,849
Corporate expense	53,869	38,147

Income before income taxes and minority interests	$137,725	$153,702

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Segment Margins

(unaudited)

(in thousands, except percentages)

	Three Months Ended March 31
	Total revenues		Pretax (A)		Margins
	2006	2005	2006	2005	2006	2005
Financial Services
Title Insurance and Services	$1,464,149	$1,237,921	$93,349	$91,256	6.4%	7.4%
Specialty Insurance	78,648	64,044	12,858	9,805	16.3%	15.3%

	$1,542,797	$1,301,965	$106,207	$101,061	6.9%	7.8%

Information Technology
Mortgage Information	$136,139	$144,104	$30,200	$30,619	22.2%	21.2%
Property Information	139,459	121,944	30,995	35,752	22.2%	29.3%
Risk Mitigation and Business Solutions	194,589	140,801	24,192	24,417	12.4%	17.3%

	$470,187	$406,849	$85,387	$90,788	18.2%	22.3%

(A)	Income before income tax, minority interest and corporate expenses

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